Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165974 of Laclede Gas Company on Form S-3 of our reports dated November 19, 2012, relating the financial statements and financial statement schedule of Laclede Gas Company, and the effectiveness of Laclede Gas Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2012.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 19, 2012